Exhibit 2

TSX Trust Company PO Box 700, Station B Montreal QC H3B 3K3 PROXY FORM Annual Meeting Shaw Communications Inc. WHEN: Wednesday, January 12, 2022 at 2:00 pm MST WHERE: www.virtualshareholdermeeting.com/shaw2022 STEP 1 REVIEW YOUR VOTING OPTIONS ONLINE: VOTE AT PROXYVOTE.COM USING YOUR COMPUTER OR MOBILE DATA DEVICE. YOUR CONTROL NUMBER IS LOCATED BELOW. SCAN TO VIEW MATERIAL AND VOTE NOW BY TELEPHONE: YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE AT: ENGLISH: 1-800-474-7493 OR FRENCH: 1-800-474-7501 BY MAIL: THIS PROXY FORM MAY BE RETURNED BY MAIL IN THE ENVELOPE PROVIDED. REMINDER: PLEASE REVIEW THE INFORMATION / PROXY CIRCULAR BEFORE VOTING. G-V502122020 CONTROL NO.: PROXY DEPOSIT DATE: January 10, 2022 INSTRUCTIONS: 1. This proxy is solicited by Management, for the Annual Meeting (the “Meeting”) of the holders (“Shareholders”) of common shares of Shaw Communications Inc. This form of proxy is for use by holders of Class A Participating Shares (the “Shares”) of Shaw Communications Inc. only. 2. You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a Shareholder, to attend and act on your behalf at the Annual Meeting of Shaw Communications Inc.. If you wish to appoint a person, please insert the name of your chosen proxyholder and provide a unique APPOINTEE IDENTIFICATION NUMBER for your Appointee to access the live webcast meeting in the space provided either online at www.proxyvote.com or in Step 2 (see reverse). The Shares represented by this form of proxy may be voted at the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of Meeting and with respect to other matters that may properly be brought before the Meeting. You MUST provide your Appointee the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Meeting. Appointees can only be validated at the live webcast meeting using the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter. IF YOU DO NOT CREATE AN EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER, YOUR APPOINTEE WILL NOT BE ABLE TO ACCESS THE LIVE WEBCAST MEETING. This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Data Processing Centre, P.O. Box 3700, STN Industrial Park, Markham, ON, L3R 9Z9, Canada, by 2:00 p.m. (Mountain Time), on January 11, 2021. 3. If the Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required. 4. In order to expedite your vote, you may use a touch-tone telephone or the Internet. To vote by telephone, call toll free 1-800-474-7493 (English) or 1-800-474-7501 (French). You will be prompted to provide your control number located above. The telephone or Internet voting service is not available on the day of the Meeting and the telephone system cannot be used if you designate another person to attend on your behalf. To vote via the Internet, go to www.proxyvote.com and follow the instructions. If you vote by telephone or the Internet, do not mail back this instrument of proxy. 5. The form of proxy should be signed in the exact manner as the name appears on the form of proxy. 6. If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder. 7. This form of proxy will be voted as directed. If no voting preferences are indicated on the reverse, this form of proxy will be voted as recommended by the Board of Directors. PLEASE SEE OVER

PROXY FORM

Shaw Communications Inc.

MEETING TYPE:	Annual Meeting		
MEETING DATE:	Wednesday, January 12, 2022 at 2:00 pm MST		
RECORD DATE:	November 23, 2021		
PROXY DEPOSIT DATE:	January 10, 2022	CUID:	
ACCOUNT NO:		CUSIP:	

CONTROL NO.: →

STEP 2 — APPOINT A PROXY (OPTIONAL)

APPOINTEE(S): Bradley S. Shaw, or failing him, Peter A. Johnson

Change Appointee

If you wish to designate another person to attend, vote and act on your behalf at the Meeting, or any adjournment or postponement thereof, other than the person(s) specified above, go to www.proxyvote.com or print your name or the name of the other person attending the Meeting in the space provided herein and provide a unique **APPOINTEE IDENTIFICATION NUMBER USING ALL BOXES** for your Appointee to access the Meeting. You may choose to direct how your Appointee shall vote on matters that may come before the Meeting or any adjournment or postponement thereof. Unless you instruct otherwise your Appointee will have full authority to attend, vote, and otherwise act in respect of all matters that may come before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in the proxy form or the circular for the Meeting. You can also change your Appointee online at www.proxyvote.com.

You **MUST** provide your Appointee the **EXACT NAME** and an **EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER** to access the Meeting. Appointees can only be validated at the Virtual Shareholder Meeting using the **EXACT NAME** and **EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER** you enter below.

PLEASE PRINT APPOINTEE NAME INSIDE THE BOX

→ ☐

MAXIMUM 22 CHARACTERS - PLEASE PRINT CLEARLY

CREATE AN EIGHT (8) CHARACTER IDENTIFICATION NUMBER FOR YOUR APPOINTEE

→ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

MUST BE EIGHT CHARACTERS IN LENGTH - PLEASE PRINT CLEARLY

E-R3

STEP 3 — COMPLETE YOUR VOTING DIRECTIONS

ITEM(S): *VOTING RECOMMENDATIONS ARE INDICATED BY* **HIGHLIGHTED TEXT** *OVER THE BOXES* (FILL IN ONLY ONE BOX "■" PER ITEM IN BLACK OR BLUE INK)

Item	FOR	WITHHOLD
01 Election of Directors: Election of Director: Peter J. Bissonnette	☐	☐
1B Election of Director: Adrian I. Burns	☐	☐
1C Election of Director: Hon. Christina J. Clark	☐	☐
1D Election of Director: Dr. Richard R. Green	☐	☐
1E Election of Director: Gregg Keating	☐	☐
1F Election of Director: Michael W. O'Brien	☐	☐
1G Election of Director: Paul K. Pew	☐	☐
1H Election of Director: Jeffrey C. Royer	☐	☐
1I Election of Director: Bradley S. Shaw	☐	☐
1J Election of Director: Mike Sievert	☐	☐
1K Election of Director: Carl E. Vogel	☐	☐
1L Election of Director: Sheila C. Weatherill	☐	☐
1M Election of Director: Steven A. White	☐	☐
02 Appointment of Ernst & Young LLP as auditors for the ensuing year and authorize the directors to set their remuneration.	☐	☐

STEP 4 — THIS DOCUMENT MUST BE SIGNED AND DATED

SIGNATURE(S) *INVALID IF NOT SIGNED*

M M D D Y Y